U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
1933

MIREX, INC.
(Name of Small Business Issuer in its charter)

Nevada
(State or Jurisdiction of
Incorporation or Organization)

(Primary Standard Industrial
Classification Code Number)

88-0216167
(I.R.S. Employer
Identification No.)

8452 Boseck Drive, Suite 272, Las Vegas, Nevada
89145; (702) 228-4688
(Address and telephone number of Registrant's principal executive offices and principal place of business)

Shawn F. Hackman, Esq., 3360 West Sahara Avenue,
Suite 200, Las Vegas, Nevada 89109 (702) 732-2253
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

CALCULATION OF REGISTRATION FEE

Title of each     Amount  Proposed  Proposed  Amount
class of          to be   maximum   maxmimum  of reg
securities        reg.    offering  aggregate fee
to be registered          price per offering
                          unit      price
Common shares   5,000,000  $0.004   $20,000.00 $350.00

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

PART I.  INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS
MIREX, INC.

5,000,000 Shares
Common Stock
Offering Price $0.004 per Share

MIREX, INC., a Nevada corporation ("Company"), is hereby offering up to 5,000,000 shares of its $.001 par value common stock ("Shares") at an offering price of $0.004 per Share on a "best efforts" basis pursuant to the terms of this Prospectus for the purpose of providing start-up and working capital for the Company.

The Shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors" on page _______).

THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
OR ANY STATE SECURITIES COMMISSION NOR HAS THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.

                          Underwriting
                          Discounts
            Price to      and commissions  Proceeds
            Public                         to Issuer

Per Share    $0.004            0            $.004
Total
Minimum (1)  $15,000           0            $15,000
Total
Maximum      $20,000           0            $20,000

Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective.
This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to Completion, Dated _______________, 1999

THE SHARES ARE OFFERED BY THE COMPANY SUBJECT TO
PRIOR SALE, ACCEPTANCE OF THE SUBSCRIPTIONS BY THE
COMPANY AND APPROVAL OF CERTAIN LEGAL MATTERS BY
COUNSEL TO THE COMPANY.

THE COMPANY HAS THE RIGHT, IN ITS SOLE DISCRETION, TO
ACCEPT OR REJECT SUBSCRIPTIONS IN WHOLE OR IN PART,
FOR ANY REASON OR FOR NO REASON. UNTIL _____________,
1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING
IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A
PROSPECTUS.  THIS IS IN ADDITION TO THE OBLIGATION OF
DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL
OR A SOLICITATION OPEN OFFER TO BUY INTO SECURITIES
OFFERED HEREBY A STATE IN WHICH, OR TO A PERSON TRUE,
IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE
HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE an
IMPLICATION THAT THERE HAS BEEN NO CHANGE in THE
INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE
THEREOF.   HOWEVER, IF A MATERIAL CHANGE OCCURS, THIS
prospectus WILL BE AMENDED OR SUPPLEMENTED
ACCORDINGLY FOR ALL EXISTING SHAREHOLDERS, AND FOR
ALL PROSPECTIVE INVESTORS WHO HAVE NOT YET BEEN
ACCEPTED AS SHAREHOLDERS IN THE COMPANY.

THIS PROSPECTUS DOES NOT INTENTIONALLY OMIT ANY
MATERIAL FACT OR CONTAIN ANY UNTRUE STATEMENT OF
MATERIAL FACT.  NO PERSON OR ENTITY HAS BEEN
AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR
MAKE A REPRESENTATION, WARRANTY, COVENANT, OR
AGREEMENT WHICH IS NOT EXPRESSLY PROVIDED FOR OR
CONTAINED IN THIS PROSPECTUS; IF GIVEN OR MADE, SUCH
INFORMATION, REPRESENTATION, WARRANTY, COVENANT, OR
AGREEMENT MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED.

THE COMPANY IS NOT A REPORTING COMPANY.  EACH PERSON
WHO RECEIVES A PROPSECTUS WILL HAVE AN OPPORTUNITY TO
MEET WITH REPRESENTATIVES OF THE COMPANY, DURING
NORMAL BUSINESS HOURS UPON WRITTEN OR ORAL REQUEST TO
THE COMPANY, IN ORDER TO VERIFY ANY OF THE
INFORMATION INCLUDED IN THIS PROSPECTUS AND TO OBTAIN
ADDITIONAL INFORMATION REGARDING THE COMPANY.  IN
ADDITION, EACH SUCH PERSON WILL BE PROVIDED WITHOUT
CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY
OF THE INFORMATION THAT IS INCORPORATED BY REFERENCE
IN THE PROSPECTUS AND THE ADDRESS (INCLUDING TITLE OR
DEPARTMENT) AND TELEPHONE NUMBER TO WHICH SUCH
REQUEST IS TO BE DIRECTED.

ALL OFFEREES AND SUBSCRIBERS WILL BE ASKED TO
ACKNOWLEDGE IN THE SUBSCRIPTION AGREEMENT THAT THEY
HAVE READ THIS PROSPECTUS CAREFULLY AND THOROUGHLY,
THEY WERE GIVEN THE OPPORTUNITY TO OBTAIN ADDITIONAL
INFORMATION; AND THEY DID SO TO THEIR SATISFACTION.

A maximum of 5,000,000 shares may be sold on a "best-efforts" basis. All of the proceeds from the sale of Shares will be placed in an interest-bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of $15,000.00, the minimum offering, is received. If less than $15,000.00 is received from the sale of the Shares within 120 days of the date of this Prospectus, the offer will remain open for another 120 days after which all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow. No commissions are anticipated.

No sales commission will be paid in connection with the sales of these shares.

The Net Proceeds to the Company is before the payment of certain expenses in connection with this offering.
See "Use of Proceeds."

TABLE OF CONTENTS

                                                 PAGE
PROSPECTUS SUMMARY	                                 1
RISK FACTORS	                                       2
USE OF PROCEEDS	                                    3
DETERMINATION OF OFFERING PRICE	                    4
DILUTION	                                           5
PLAN OF DISTRIBUTION	                               6
LEGAL PROCEEDINGS	                                  7
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS	                                8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT	                                     9
DESCRIPTION OF SECURITIES	                         10
INTEREST OF NAMED EXPERTS AND COUNSEL	             11
DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATIONFOR SECURITIES ACT LIABILITIES	     12
ORGANIZATION WITHIN LAST FIVE YEARS	               13
DESCRIPTION OF BUSINESS	                           14
PLAN OF OPERATION	                                 15
DESCRIPTION OF PROPERTY	                           16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	    17
MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS	                               18
EXECUTIVE COMPENSATION	                            19
FINANCIAL STATEMENTS	                              20
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE	            21

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached
Exhibits, in their entirety.

The Company

Mirex, Inc., a Nevada Corporation, has been granted an agreement with Xaxon Immobilien und Anlagen
Consult GmbH, a German Corporation, to provide the necessary financing to acquire and commence the development of the Thousand Springs Ranches located in Elko County, Nevada. These ranches are more fully described in this business plan under the heading
Ranch Overview.

Mirex will arrange financing in an amount exceeding
$125,000,000 (One Hundred Twenty-five Million USD) for Xaxon Immobilien und Anlagen Consult GmbH to acquire the Thousand Springs Ranches and to begin its development. For arranging the financing, Mirex will be paid a fee equal to three and one-half percent of the total loan amount.

The Thousand Springs Ranch sits on a natural aquifer, which recharges itself at a rate of seventy to eighty thousand acre-feet of water annually. The ranch and its natural water rights, two hundred and forty thousand acre feet of water, is usable annually. The agreement between Mirex and Xaxon Immobilien und
Anlagen Consult GmbH will additionally name Mirex as the Project Manager. As the Project Manager, Mirex will assist in the development of a state of the art hydroelectric dam at Twenty-one Mile Canyon on the Thousand Springs Ranch. During its years of international consulting, Mirex developed associations with Bechtel Civil and Minerals, San
Francisco, Hochtief, Essen, Germany and the Tyssen
Companies of Frankfurt, Germany. These companies are all capable of constructing the hydroelectric dam on the Ranch. Mirex will submit the construction of the dam to these companies on a design and build basis and will accept bids from each of them. The successful bidder will name Mirex as the Project
Manager and Mirex will be entitled to add to the base contract an amount equal to seven and one-half percent for the Project Management Fees.

The completed hydroelectric dam will be able to sell the electricity generated by the dam onto an electrical grid that supplies the seven Western
States, Washington, Oregon, California, Idaho,
Nevada, Utah and Arizona. Mirex has the exclusive rights to negotiate and market the electricity generated from the hydroelectric dam and will be paid a brokerage fee.

The Offering

Shares of the Company will be offered at $0.004 per Share. See "Plan of Distribution, page. The minimum purchase required of an investor is $300.00. If all the Shares offered are sold, the net proceeds to the Company will be $20,000.00 less certain costs associated with this offering. See "Use of Proceeds." This balance will be used as working capital for the Company.

Liquidity of Investment

Although the Shares will be "free trading," there is no established market for the Shares and there may not be in the future. Therefore, an investor should consider his investment to be long-term. See "Risk
Factors, page 8."

Risk Factors

An investment in the company involves risks due in part to no previous operating history of Company, as well as competition in this field of business. Also, certain potential conflicts of interest arise due to the relationship of the Company to management and others. See "Risk Factors, page 8."

RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE
IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY
SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO
LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH
PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE,
CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS
AMONG OTHER THINGS, AS WELL AS ALL OTHER INFORMATION
SET FORTH IN THIS PROSPECTUS.

Lack of Prior Operations and Experience

The Company has recently undergone reorganization, has no revenues yet from operations and has no assets. There can be no assurance that the Company will generate revenues in the future; and there can be no assurance that the Company will operate at a profitable level. See "Business and Properties." If the Company is unable to obtain customers and generate sufficient revenues so that it can operate at a profit, the Company's business will not succeed.
 In such event, investors in the Shares may lose their entire cash investment.

Influence of Other External Factors

International Consulting and International Finance are speculative ventures involving substantial risk.
There is no certainty that the expenditures to be made by the Company will result in commercially profitable business. The marketability of
International Consulting and International Finance will be affected by numerous factors beyond the control of the Company. These factors include world market fluctuations, the general state of the economy
(including the rate of inflation, and international economic conditions) all of which can affect investors and company's discretionary lending policies, which can in turn affect the borrowing rate for the loaned funds Xaxon Immobilien und Anlagen
Consult GmbH will require to complete its proposed projects. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

Regulatory Factors

Existing and possible future consumer legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in the activities undertaken in connection with the projects proposed and undertaken by Xaxon
Immobilien und Anlagen Consult GmbH., the extent of which cannot be predicted.

Competition

The Company may experience substantial competition in its efforts to locate the necessary loans for Xaxon
Immobilien und Anlagen Consult GmbH. Many competitors in the areas of international finance have greater experience, resources, and managerial capabilities than the Company and may be in a better position than the Company to obtain available loans for their clients. There are a number of larger companies that could compete with the Company. Such competition could have a material adverse effect on the Company's profitability.

Success of Management

Any potential investor is strongly cautioned that the purchase of these securities should be evaluated on the basis of: (i) the limited diversification of the venture capital opportunities afforded to the Company, (ii) the high-risk nature and limited liquidity of the Company, and (iii) the Company's ability to utilize funds for the successful development and distribution of revenues as derived by the revenues received by the Company's yet undeveloped portfolio of clients, and any new potentially profitable ventures, among other things.
The Company can offer no assurance that any particular client and/or property under its management contract will become successful.

Reliance on Management

The Company's success is dependent upon the hiring of key technical personnel. None of the officers or directors, or any of the other key personnel, has any employment or non-compete agreement with the Company.
Therefore, there can be no assurance that the personnel will remain employed by the Company.
Should any of these individuals cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business.

In addition, the officers and directors of the Company will make all decisions with respect to the management of the Company. Investors will only have rights associated with minority ownership interest rights to make decisions, which effect the Company.
The success of the Company, to a large extent, will depend on the quality of the directors and officers.
Accordingly, no person should invest in the Shares unless he is willing to entrust all aspects of the management of the Company to the officers and directors.

Lack of Diversification

The size of the Company makes it unlikely that the Company will be able to commit its funds to the acquisition of any major accounts until it has a proven track record, and the Company may not be able to achieve the same level of diversification as larger entities engaged in this type of business.

No Cumulative Voting

Holders of the Common Stock are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of the directors of the Company, and the minority shareholders will not be able to elect a representative to the Company's board of directors.

Absence of Cash Dividends

The Board of Directors does not anticipate paying cash dividends on the Shares for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements and the general operating and financial condition of the Company, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Conflicts of Interest

The officers and directors have other interests to which they devote substantial time, either individually or through private enterprise, partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the business of the Company. As a result, certain conflicts of interest may exist between the Company and its officers and/or directors which may not be susceptible to resolution.

In addition, conflicts of interest may arise in the area of corporate opportunities, which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to the Company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors to the Company, any proposed investments for its evaluation.

Investment Valuation Determined by the Board of
Directors

The Company's Board of Directors is responsible for valuation of the Company's investments. There are wide ranges of values that are reasonable for an investment for the Company's services. Although the Board of Directors can adopt several methods for an accurate evaluation, ultimately the determination of fair value involves subjective judgment not capable of substantiation by auditing standards. Accordingly, in some instances it may not be possible to substantiate by auditing standards the value of the Company's investments. The Company's Board of
Directors will serve as the valuation committee, responsible for valuing each of the Company's investments. In connection with any future distributions which the Company may make, the value of the securities received by investors as determined by the Board may not be the actual value that the investors would be able to obtain even if they sought to sell such securities immediately after a distribution. In addition, the value of the distribution may decrease or increase significantly subsequent to the distributee shareholders' receipt thereof, notwithstanding the accuracy of the Board's evaluation.

Additional Financing May Be Required

Even if all of the 5,000,000 Shares offered hereby are sold, the funds available to the Company may not be adequate for it to be competitive in the areas in which it intends to operate. There is no assurance that additional funds will be available from any source when needed by the Company for expansion; and, if not available, the Company may not be able to expand its operation as rapidly as it could if such financing were available. The proceeds from this Offering are expected to be sufficient for the Company to become operational, and develop and market its line of services. Additional financing could possibly come in the form of debt/preferred stock.
If additional shares were issued to obtain financing, investors in this offering would suffer a dilutive effect on their percentage of stock ownership in the Company. However, the book value of their shares would not be diluted, provided additional shares are sold at a price greater than that paid by investors in this offering. The Company does not anticipate having within the next 12 months any cash flow or liquidity problems

Purchases by Affiliates

Certain officers, directors, principal shareholders and affiliates may purchase, for investment purposes, a portion of the Shares offered hereby, which could, upon conversion, increase the percentage of the Shares owned by such persons. The purchases by these control persons may make it possible for the Offering to meet the escrow amount.

No Assurance Shares Will Be Sold

The 5,000,000 Shares are to be offered directly by the Company, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

Arbitrary Offering Price.

The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. The Company has arbitrarily determined them. There can be no assurance that, even if a public trading market develops for the Company's securities, the Shares will attain market values commensurate with the Offering Price.

"Best Efforts" Offering

The Company, on a "best efforts" basis, offers the Shares, and no individual, firm or corporation has agreed to purchase or take down any of the offered
Shares. No assurance can be given that any or all of the Shares will be sold. Provisions have been made to deposit in escrow the funds received from the purchase of Shares sold by the Company. In the event that $15,000 is not received within one hundred twenty (120) days of the effective date of this Prospectus, the offer will be extended for another
120 days after which the proceeds so collected will be refunded to investors without deducting sales commissions or expenses. During this escrow period, which may last up to two hundred forty (240) days, subscribers will not have use of nor derive benefits from their escrow funds.

No Public Market for Company's Securities.

Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices.
The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and market conditions in the lending interest rates, availability of loaned funds, and the world economy in general. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Shares Eligible For Future Sale

All of the 1,020,000 Shares have been issued in
reliance on the private placement exemption under the
Securities Act of 1933, as amended ("Act").  280,000
shares, held by management, will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least on year, including persons who may be deemed
Affiliates of the Company (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the Shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the Common Stock could be adversely affected.

Forward-Looking Statements.

This Prospectus contains "forward looking statements" within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and as contemplated under the Private Securities Litigation
Reform Act of 1995, including statements regarding, among other items, the Company's business strategies, continued growth in the Company's markets, projections, and anticipated trends in the Company's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends,"
"forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including those factors described under "Risk
Factors" and elsewhere herein. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.

Uncertainty Due to Year 2000 Problem.

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year
2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems that use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure, which could affect the Company's ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year
2000 issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

The Company's Year 2000 plans are based on management's best estimates. Based on currently available information, management does not believe that the Year 2000 issues will have a material adverse impact on the Company's financial condition or results of operations; however, because of the uncertainties in this area, no assurances can be given in this regard.

USE OF PROCEEDS

Following the sale of the 5,000,000 Shares Offered by the Company there will be a gross proceeds of $20,000
(less certain expenses of this offering). These proceeds will be used to provide start-up and working capital for the Company.

The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts):

Use of Proceeds       Minimum Offering  Maximum Offering
                      Amount   Percent  Amount   Percent
Transfer Agent Fee    600.00    4.0 %    800.00     4.0 %
Printing Costs        500.00    3.3 %    800.00     4.0 %
Legal Fees          7,500.00   50.0 %  7,500.00    37.5 %
Accounting Fees       575.00    3.8 %    575.00     2.9 %
Sales Commissions       0.00    0.0 %      0.00     0.0 %
Working Capital     5,825.00   38.8 % 10,325.00    51.6 %
Total              15,000.00  100.0 % 20,000.00   100.0 %

Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

DETERMINATION OF OFFERING PRICE

The offering price is not based upon the Company's net worth, total asset value, or any other objective measure of value based upon accounting measurements.
 The offering price is determined by the Board of Directors of the Company and was determined arbitrarily based upon the amount of funds needed by the Company to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.

DILUTION

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of July 31, 1999, the net tangible book value of the Company was $3,000.00 or $0.004 per Share. Giving effect to the sale by the Company of all offered
Shares at the public offering price, the pro forma net tangible book value of the Company would be $23,000.00 or $0.004 per Share, which would represent an immediate increase of $0 in net tangible book value per Share and $___0__ per Share dilution per share to new investors. Dilution of the book value of the Shares may result from future share offerings by the Company.

The following table illustrates the pro forma per Share dilution:

                                        Assuming
                                         Maximum
                                     Shares Sold
Offering Price (1)                      $0.004
Net tangible book value per
share before Offering (2)               $0.004
Increase Attributable to
purchase of stock by new
investors (3)                           $    0
Net tangible book value per
Share after offering (4)                $0.004
Dilution to new investors (5)           $    0
Percent Dilution to new
investors (6,7)                             0%

(1)	Offering price before deduction of offering
expenses, calculated on a "Common Share Equivalent" basis.

(2)	The net tangible book value per share before the
offering ($0.004) is determined by dividing the number of Shares outstanding prior to this offering into the net tangible book value of the Company.

(3)	The net tangible book value after the offering
is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering (assuming all the Shares are subscribed), and dividing by the number of common shares outstanding.

(4)	The net tangible book value per share after the
offering ($0.004) is determined by dividing the number of Shares that will be outstanding, assuming sale of all the Shares offered, after the offering into the net tangible book value after the offering as determined in note 3 above.

(5)	The Increase Attributable to purchase of stock
by new investors is derived by taking the net tangible book value per share after the offering
($0.0046) and subtracting from it the net tangible book value per share before the offering ($0.004) for an increase of $__.006______.

(6)	The dilution to new investors is determined by
subtracting the net tangible book value per share after the offering ($_.0046_____) from the offering price of the Shares in this offering ($0.004), giving a dilution value of ($0).

(7)	The Percent Dilution to new investors is
determined by dividing the Dilution to new investors
($0.0006) by the offering price per Share ($0.0004) giving a dilution to new investors of 5.08%.

PLAN OF DISTRIBUTION

The Company will sell a maximum of 5,000,000 Shares of its common stock, par value $.001 per Share to the public on a "best efforts" basis. The minimum purchase required of an investor is $300.00. There can be no assurance that any of these Shares will be sold. The gross proceeds to the Company will be $20,000.00 if all the Shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, to any person or firm in connection with solicitation of sales of the shares, certain costs are to be paid in connection with the offering (see "Use of Proceeds"). The public offering price of the Shares will be modified, from time to time, by amendment to this Prospectus, in accordance with changes in the market price of the Company's common stock. These securities are offered by the Company subject to prior sale and to approval of certain legal matters by counsel.

Opportunity to Make Inquiries.

The Company will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and deliver to the Company a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company. By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement is accepted by the Company, such a subscriber will be a shareholder in the Company and will be otherwise bound by the Articles of Incorporation and the bylaws of the Company in the form attached to this Prospectus.
Promptly upon receipt of subscription documents by the Company, it will make a determination as to whether a prospective investor will be accepted as a shareholder in the Company. The Company may reject a subscriber's Subscription Agreement for any reason.
Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to the Company, or such other reasons other as the Company determines to be in the best interest of the Company.
 If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United
States mail, certified returned-receipt requested.
Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
AND CONTROL PERSONS

The names, ages, and respective positions of the directors, officers, and significant employees of the Company are set forth below. All of these persons have held their positions since May 19, 1999. There are no other persons who can be classified as a promoter or controlling person of the Company.

Lewis Eslick.

Mr. Eslick, age 60.  1991 - Present: Director and
President of the issuer since its inception February
28, 1986. Since August of 1995 he has been an owner and served as Geschaeftsfuehrer (Managing Director)of
Xaxon Immobilien und Anlagen Consult GmbH. Under Mr.
Eslick's direction, the company was awarded full 34-C
License, which allows every business except banking operations. The Company consults with major development companies of the European Economic
Community and the United States.

Prior to that, Mr. Eslick was Chief Executive Officer of Travel Masters. Under his direction he developed strategy, Pro-forma and the structure to establish a central reservation complex to replace Airline City
Ticketing Offices utilizing Electronic Ticket
Delivery Networks (ETDN) which eventually led to what is now referred to as ticket-less travel.

1986 to 1993: Chief Executive Officer of Mirex, Inc.
While serving as President of this international consulting firm, he was responsible for several successful negotiations on behalf of Bechtel
Engineering and Minerals including the following:
A twelve berth harbor (Mawan Harbor) at the mouth the Pearl River to accommodate ocean cargo vessels of up to 50,000 DWT.

Assisted in locating and obtaining financing for the Mawan Port Facility. With the assistance of Triad
Enterprises S.A. and Banco Arabe de Espanole, secured a Bank Commitment in the amount of $375,000,000 USD with very favorable interest rates and set off payments of the principal for the projects.
The Shenzhen Petro-Chemical Refinery with an operating capacity of 68,000 barrels per day.
Negotiated an Industrial Development Revenue Bond with the State of Nevada on behalf on Mirex, Inc. in the amount of $12,000,000 USD for special projects.
1983 to 1986: Mr. Eslick conceptualized and delivered to E.F. Hutton the plan for what is now known as Reservoir Inadequacy Insurance, the methods by which investors are protected against inadequate oil reserves or dry wells. Developed and co-authored with Lloyds of London, the syndication that backed these policies.

1981 to 1983: Project manager for Rosendin Electric overseeing the complete wiring of the building that tracks the Space Shuttle for Lockheed;
1979 to 1981: Managing Director of Interface lndrocarbuare, Inc. S.A. A Corporation having offices in Geneva, Switzerland, and Konigswinter, West
Germany that actively traded in the international spot oil market.

Mr. Eslick has served as an Officer or Director of Corporate Tours and Travel, Inc., Vista Medical
Terrace, Inc., Tri-Star Capital Corp., Tesera Capital
Corp. and Mutual Oil of America, Inc., Publicly traded Companies.

1955 to 1958: Served in the US Navy as an Aviation
Electronics Technician.  Honorable Discharge.
Attended and graduated High school in Marysville, California.

Resume:	Leslie B. Eslick

1991 to present: Director and Vice President of the issuer since its inception February 28,1986. Since
August of 1995 she has been an owner and served as Geschaeftsfuehrina (Asst. Managing Director) of Xaxon
Immobilien und Anlagen Consult GmbH. Ms. Eslick assisted in obtaining for the company a full 34-C
License which allows operations in every business except banking operations. The Company consults with major development companies of the European Economic
Community and the United States.

Prior to that Ms. Eslick was Assistant to the Chairman of Travel Masters. She aided in the development of strategy, proforma and the structure to establish a central reservation complex to replace
Airline City Ticketing Offices utilizing Electronic
Ticket Delivery Networks (ETDN).

1986 to 1993: Director and Vice President of Mirex,
Inc. While serving as Vice President of this international consulting firm, she assisted with several successful negotiations on behalf of Bechtel
Engineering and Minerals including the following:

A twelve berth harbor to accommodate ocean cargo vessels of up to 50,000 DWT. at Mawan Harbor.
The Shenzhen Petro-Chemical Refinery with an operating capacity of 68,000 barrels per day.
Assisted with the arrangement for financing of the Mawan Port Facility with the assistance of Triad
Enterprises S.A., Banco Arabe de Espanole.
Assisted in the negotiation of an Industrial
Development Revenue Bond with the State of Nevada on behalf on Mirex, Inc. in the amount of $12,000,000
USD for special projects.

1983 to 1986: Assisted with the conceptualization and delivery to E.F. Hutton a plan for what is now known as Reservoir Inadequacy Insurance, the method by which investors are protected against inadequate oil reserves or dry wells.

1979 to 1981: Assistant Managing Director of
Interface Idrocarbure, a corporation with offices in Geneva, Switzerland, and Konigswinter, West Germany.
The company actively traded in the international spot oil market.

1974 to 1978: Buyer for Ladies and Children wear for Sherwood Swans stores in the San Francisco bay area.
Education: University of California at Berkley.
Leslie Eslick has served as an Officer and Director in the following companies, Corporate Tours & Travel and Vista Medical Terrace.

PATSY HARDING

Patsy Harding, Age 58. 1996 to present Mrs. Harting has been a Phlebotomist working in the Intensive Care
Unit and the laboratory at Inlow Hospital, Chico, California. Mrs. Harting's duties consist of the normal activities associated with the care of the critically ill and post surgery patients.
Prior to that, during the years from 1983 until 1996, Mrs. Harting was the owner of PJ's Red Onion, a very successful restaurant located at 6047 Clark Road, Paradise California. She operated a thriving business and supplied specialty pies to the largest restaurants in Chico and Orville California for over twelve years. Mrs. Harting sold her business interests in the early part of 1996.

Mrs. Harting has served as an Officer or Director of Corporate Tours and Travel, Inc. and Vista Medical
Terrace, Publicly traded Companies.

Education:  Nurses Training, Oakland, California

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.

Title of   Name of Benenficial  Amount and   Percent of
Class            Owner          Nature of    Class
                                Beneficial
                                Owner

Common
Stock      Lewis M. Eslick      100,000       9.804%
Common
Stock      Paul J.C. Eslick      90,000       8.824%
Common
Stock      Thelma L. Murphy      80,000       7.843%
Common
Stock      Darryl Murphy         80,000       7.843%
Common
Stock      Milton Sills          80,000       7.843%
Common
Stock      Darrel Apel           80,000       7.843%
Common
Stock      Leslie B. Eslick     100,000       9.804%
Common
Stock      Marice Lindberg       90,000       8.824%
Common
Stock      Tammy I. Vega         80,000       7.843%
Common
Stock      Patsy L. Harting      80,000       7.843%
Common
Stock      Howard Stiebel        80,000       7.843%
Common
Stock      Kathryn Stiebel       80,000       7.843%

Other than the Shares owned by Lewis Eslick, Leslie
B. Eslick and Patsy L. Harting no other officers or directors of the Company own any of the Shares.

Officers, Directors or existing shareholders do not have the right to acquire any amount of the Shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

DESCRIPTION OF SECURITIES

General Description

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company;
(b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights:
(a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest;
(d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security.
There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of the Company, attached as Exhibit B, Exhibit B-1 and C respectively, to this
Form SB-2. As of the date of this Form SB-2, the Company has 1,020,000 Shares of common stock outstanding.

Non-Cumulative Voting

The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding
Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining
Shares will not be able to elect any of the Company's directors.

Dividends

The Company does not currently intend to pay cash dividends. The Company's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the Company.

A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible Anti-Takeover Effects of Authorized but
Unissued Stock

Upon the completion of this Offering, the Company's authorized but unissued capital stock will consist of 45,000,000 shares (assuming the entire offering is sold) of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management.
If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent

The Company intends to engage the services of Pacific
Stock Transfer Company, P.O. Box 93385 Las Vegas,
Nevada  89193  (702) 361-3033  Fax (702) 732-7890

INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.
The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable
Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the registrant.

DESCRIPTION OF BUSINESS

Executive Summary Mirex, Inc., a Nevada Corporation, has an agreement with Xaxon Immobilien und Anlagen
Consult GmbH, a German Corporation, to provide the necessary financing to acquire and commence the development of the Thousand Springs Ranches located in Elko County, Nevada. These ranches are more fully described in this business plan under the heading
Ranch Overview.

Mirex intends to arrange financing in the amount of $125,000,000 (One Hundred Twenty-five Million USD) for Xaxon Immobilien und Anlagen Consult GmbH to acquire the Thousand Springs Ranches and begin their development. For arranging the financing, Mirex will be paid a fee equal to three and one-half percent of the total loan amount. This fee will equate to approximately $4,375,000 (Four Million Three Hundred
Seventy-five Thousand USD).

The Thousand Springs Ranch sits on a natural aquifer which recharges itself at a rate of seventy to eighty thousand acre-feet of water annually. The ranch and its natural water rights, two hundred and forty thousand acre feet of water, is usable annually. The agreement between Mirex and Xaxon Immobilien und
Anlagen Consult GmbH will additionally name Mirex as the Project Manager. As the Project Manager, Mirex will assist in the development of a state of the art hydroelectric dam at Twenty-one Mile Canyon on the Thousand Springs Ranch. During its years of international consulting, Mirex developed associations with Bechtel Civil and Minerals, San
Francisco, Hochtief, Essen, Germany and the Tyssen
Companies of Frankfurt, Germany. These companies are all capable of constructing the hydroelectric dam on the Ranch. Mirex will submit the construction of the dam to these companies on a design and build basis and will accept bids from each of them. The successful bidder will name Mirex as the Project
Manager and Mirex will be entitled to add to the base contract an amount equal to seven and one-half percent for the Project Management Fees.

The completed hydroelectric dam will be able to sell the electricity generated by the dam onto an electrical grid that supplies the seven Western
States, Washington, Oregon, California, Idaho,
Nevada, Utah and Arizona. Mirex has the exclusive rights to negotiate and market the electricity generated from the hydroelectric dam and will be paid a brokerage fee.

The water located on the ranch will be pumped into a reservoir that will be created behind the hydroelectric dam. From the reservoir, the water will be used for the needs of the ranch and for irrigation of the alfalfa fields through subsurface irrigating systems. The reservoir is located in some of the most beautiful mountainous landscape in Northeastern Nevada. The Agreement between Mirex,
Inc. and Xaxon Immobilien und Anlagen Consult GmbH will authorize Mirex to develop, as the Project
Manager, a resort area adjacent to the reservoir. In the winter the resort will offer skiing on snow packs comparable to Aspen, or Snow Bird in Colorado and during the summer families can enjoy swimming, water skiing and all activities associated with a lake environment, Lake Tahoe, Lake Mead etc.

Xaxon Immobilien und Anlagen Consult GmbH intends to market a portion of the Water Rights from the ranch.
 Mirex will be given the opportunity to be granted the first right of refusal to acquire the water rights that the ranch will market at a price of $2,000 (two thousand dollars) per acre-foot. Water
Rights in this area could be sold to mining operations located in the Carlen Mining District at prices ranging from two thousand five hundred to three thousand dollars per acre-foot thus proving to be a very lucrative contract for Mirex.

Company /Business Summary

Mirex, Inc., a Nevada Corporation, has be given the opportunity to enter into an agreement with Xaxon
Immobilien und Anlagen Consult GmbH, a German
Corporation, to provide the necessary financing to acquire and commence the development of the Thousand
Springs Ranches located in Elko County, Nevada. These ranches are more fully described in this business plan under the heading Ranch Overview.

Mirex intends to arrange financing in the amount of $125,000,000 (One Hundred Twenty-five Million USD) for Xaxon Immobilien und Anlagen Consult GmbH to acquire the Thousand Springs Ranches and begin their development. For arranging the financing, Mirex will be paid a fee equal to three and one-half percent of the total loan amount. This fee will equate to approximately $4,375,000 (Four Million Three Hundred
Seventy-five Thousand USD).

The Thousand Springs Ranch sits on a natural aquifer which recharges itself at a rate of seventy to eighty thousand acre-feet of water annually. The ranch and its natural water rights, two hundred and forty thousand acre feet of water, is usable annually. The intended agreement between Mirex and Xaxon Immobilien und Anlagen Consult GmbH will additionally name Mirex as the Project Manager. As the Project Manager, Mirex will assist in the development of a state of the art hydroelectric dam at Twenty-one Mile Canyon on the Thousand Springs Ranch. During its years of international consulting, Mirex developed associations with Bechtel Civil and Minerals, San
Francisco, Hochtief, Essen, Germany and the Tyssen
Companies of Frankfurt, Germany. These companies are all capable of constructing the hydroelectric dam on the Ranch. Mirex will submit the construction of the dam to these companies on a design and build basis and will accept bids from each of them. The successful bidder will name Mirex as the Project
Manager and Mirex will be entitled to add to the base contract an amount equal to seven and one-half percent for the Project Management Fees.

The completed hydroelectric dam will be able to sell the electricity generated by the dam onto an electrical grid that supplies the seven Western
States, Washington, Oregon, California, Idaho,
Nevada, Utah and Arizona. Mirex has the exclusive rights to negotiate and market the electricity generated from the hydroelectric dam and will be paid a brokerage fee.

The water located on the ranch will be pumped into a reservoir that will be created behind the hydroelectric dam. From the reservoir, the water will be used for the needs of the ranch and for irrigation of the alfalfa fields through subsurface irrigating systems. The reservoir is located in some of the most beautiful mountainous landscape in Northeastern Nevada. The Agreement between Mirex,
Inc. and Xaxon Immobilien und Anlagen Consult GmbH will authorize Mirex to develop, as the Project
Manager, a resort area adjacent to the reservoir. In the winter the resort will offer skiing on snow packs comparable to Aspen, or Snow Bird in Colorado and during the summer families can enjoy swimming, water skiing and all activities associated with a lake environment, Lake Tahoe, Lake Mead etc.
Xaxon Immobilien und Anlagen Consult GmbH intends to market a portion of the Water Rights from the ranch.
 Mirex will be given the opportunity to be granted the first right of refusal to acquire the water rights that the ranch will market at a price of $2,000 (two thousand dollars) per acre-foot. Water
Rights in this area could be sold to mining operations located in the Carlen Mining District at prices ranging from two thousand five hundred to three thousand dollars per acre-foot thus proving to be a very lucrative contract for Mirex.

Financial Objectives

Mirex Inc., intends to raise enough capital to finance the negotiations and necessary fees for legal representation while acquiring the necessary financing for Xaxon Immobilien und Anlagen Consult
GmbH to purchase the Thousand Springs Ranches. From the brokerage fees received, Mirex will have sufficient funds to support the subsequent portions of its agreement with Xaxon Immobilien und Anlagen
Consult GmbH. As each of these projects is completed, Mirex will realize substantial profits.

Company Background

Mirex, Inc., a Nevada Corporation was organized
February 28, 1986 as an International Consulting
Company. Under the leadership of it's two founders, Lewis Eslick and Leslie Eslick the business flourished. Mirex entered into a consulting contract with Bechtel Civil and Minerals to assist Bechtel in acquiring a contract to construct a portion of the Mawan Harbor at the mouth of the Pearl River in Shenzhen, China.

The first phase of this contract consisted of a 12 berth harbor to accommodate ocean cargo vessels of up to 50,000 Dead Weight Tons. The cost was approximately $191,000,000 (One Hundred Ninety-one
Million USD).

The second phase of the Mawan Harbor Project was the Shenzhen Petro-Chemical Refinery with an operating capacity of 68,000 barrels per day. This Petro-
Chemical Refinery was to be constructed at a cost of approximately $184,000,000 (One Hundred Eighty-four
Million USD).

Mirex was then requested to assist in the construction of the Mawan Port Facility. Mirex, Inc., with the assistance of Triad Enterprises S.A., Villars Sur Glane, Switzerland, arranged a loan with Banco Arabe de Espanole in an amount of $375,000,000
 (Three Hundred Seventy-five Million USD) with very favorable interest rates and a set off payment of the principal for five years.

Mirex has also negotiated with the State of Nevada for an Industrial Development Revenue Bond in an amount of Twelve million Three Hundred Thousand
Dollars for the manufacturing of antique and classic automobiles. The manufacturer of these antique and classic automobiles was an Outside Equipment
Manufacturer and the completed automobile carried the Ford Motor Company New Car Warrantee.

Legal Structure and Ownership

The company is organized as a Nevada Corporation, which has filed all the necessary paperwork with the Secretary of State of Nevada to gain its corporate certificate and all appropriate permits.
Executive Summary: The Ranch

History:

Sierra Pacific Power Company of Nevada originally accumulated the ranches over a span of ten years.
Their intent was to develop three geothermal electrical power generation plants of major size to deliver the generated electricity to the Power Grid for the Seven Western United States. To accomplish this, approximately 285 water wells were drilled and the water rights perfected. Sierra Pacific Power of Nevada expended in excess of $35,500,000 in the acquisition and development of the ranch. The geothermal water temperatures were not sufficiently hot enough to operate the electrical generation systems. For various reasons, the Power Company elected to abandon the project and sell the ranch.

Location:

The ranch is located in Elko County, Nevada, in the northeasterly corner of the State. The Nevada, Utah
State line is the eastern boundary of the ranch, fifty-three miles west is the approximate crest of the Snake Mountains, which is the western border. The southern boundary of the ranch begins approximately twenty-four miles north of Wells, Nevada at the crest of the Snake Mountains and runs in a southeasterly direction to the foothills of Pilot Peak at the Nevada, Utah State line. The northern boundary of the ranch begins approximately thirty-eight miles north of Wells, Nevada at the crest of the Snake Mountains and runs in a north easterly direction to the crest of the Bald Mountains and then due east to the Nevada, Utah State line, sixty-three miles north of the southern boundary.

The Water Rights:

In the State of Nevada water rights are measured in acre-feet. One-Acre Foot is one foot of waters over one acre of land. With the ownership of the deeded acreage of the Ranch, there are 241,991.16 acre-feet of water with unrestricted use divided into the following categories:

Decreed, historical naturally occurring,
Springs, Creeks, Rivers, etc. 	24,398.10
acre-feet Certificated, naturally occurring that has been enhanced and is of proven beneficial use.

6,594.06	 acre-feet

Permitted developed, wells, dams, and reservoirs.

11,000.00	acre-feet

Permitted, developed, wells.	200,000.00	acre-
feet

TOTAL WATER RIGHTS:	241,991,16	 acre-feet
The 261,161+/- acres of the Titled Ownership Deeded lands control all the water rights located on the Ranch.

Vegetation & Topography:

The vegetation and topography of the ranch is diverse. Desert half-shrub sites characterize the far south end adjacent to the Nevada Utah State line. The northerly and center sections of the ranch are dominated by sagebrush and bunchgrass sites. There are several high elevation peaks in the center and western portions of the ranch many of which approach
7,000 feet above sea level and support highly productive ecological sites. Twenty One-Mile Canyon, the site chosen for the hydroelectric dam and its reservoir is located in the central easterly portion of the ranch amidst a pristine mountainous area.
These mountain peaks offer some of the best ski slopes in the Western United States.

DESCRIPTION OF PROPERTY

The Company does not currently own any property.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

MARKET FOR COMMON EQUITY ANDRELATED STOCKHOLDER
MATTERS

The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.

EXECUTIVE COMPENSATION

(a) No officer or director of the Company is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan, which is presently existing.

FINANCIAL STATEMENTS

The Financial Statements required by Item 310 of
Regulation S-B are attached as Exhibit 99.1 to this Form SB-2.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

Since the inception of the Company on February
28,1986, the principal independent accountant for the Company has neither resigned (or declined to stand for reelection) nor been dismissed. The independent accountant for the Company is Barry L. Friedman. Mr.
Friedman was engaged by the Company on or about June
24, 1999.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information on this item is set forth in Propsectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

RECENT SALES OF UNREGISTERED SECURITIES

None.

EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a)	(1) File, during any period in which it offers
or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section
10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities
Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising
under the Securities Act of 1933 (the "Act") may be
permitted to directors, officers and controlling
persons of the small business issuer pursuant to the
foregoing provisions, or otherwise, the small
business issuer has been advised that in the opinion
of the Securities and Exchange Commission such
indemnification is against public policy as expressed
in the Act and is, therefore, unenforceable.   In the
event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT A
TABLE OF CONTENTS
                                             	PAGE #

	INDEPENDENT AUDITORS REPORT	                      1

	ASSETS	                                           2

	LIABILITIES AND STOCKHOLDERS' EQUITY	             3

	STATEMENT OF OPERATIONS	                          4

	STATEMENT OF STOCKHOLDERS' EQUITY	                5

	STATEMENT OF CASH FLOWS	                          6

	NOTES TO FINANCIAL STATEMENTS	                 7-11

INDEPENDENT AUDITORS' REPORT

Board of Directors                    	July 16, 1999
Mirex, Inc.
Las Vegas, Nevada

I have audited the accompanying Balance Sheets of Mirex, Inc. (A Development Stage Company), as of June
30, 1999, December 31, 1998, and December 31, 1997,
and the related statements of operations, stockholders' equity and cash flows for the period
January 1, 1999, to June 30, 1999, and the two years ended December 31, 1998, and December 31, 1997, and the period February 28, 1986 (inception) to June 30,
1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mirex, Inc. (A Development
Stage Company), as of June 30, 1999, December 31,
1998, and December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the period January 1, 1999, to June
30, 1999, and the two years ended December 31, 1998, and December 31, 1997, and the period February 28,
1986 (inception) to June 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

___________________________
Barry L. Friedman
Certified Public Accountant
1582 Tulita Drive
Las Vegas, NV 89123
(702) 361-8414

Mirex, Inc.
(A Development Stage Company)

BALANCE SHEET

ASSETS

                         June	    December	  December
                       30, 1999 	 31, 1998 	 31, 1997

CURRENT ASSETS	            $	0	      $	0	       $	0

TOTAL CURRENT ASSETS      	$	0	      $	0       	$	0

OTHER ASSETS	              $	0	      $	0	       $	0

TOTAL OTHER ASSETS	        $	0	      $	0	       $	0


TOTAL ASSETS	              $	0	      $	0	       $	0

See accompanying notes to financial statements & audit report


Mirex, Inc.
(A Development Stage Company)

BALANCE SHEET

LIABILITIES AND STOCKHOLDERS' EQUITY

                       June 30	 	 December  December
                       1999		     31, 1998		31, 1997

CURRENT LIABILITIES

Officers Advances
(Note #5)	            $	800	      $	700	    $	600
TOTAL CURRENT
LIABILITIES	          $	800	      $	700    	$	600

STOCKHOLDERS'
EQUITY: (Note #4)

Common stock
Par value $0.001
Authorized
50,000,000 shares
Issued and outstanding
at
December 31, 1997
1,020,000 shares					                    $	1,020

December 31, 1998 -			          $	1,020
1,020,000 shares

June 30, 1999 -
1,020,000 shares      $	1,020

Additional Paid
In Capital		          401,231	 	401,231		 401,231

Deficit accumulated
during	development
stage		              -403,051		-402,951		-402,851

TOTAL STOCKHOLDERS'
EQUITY	                 	-800	    	-700	    	-600

TOTAL LIABILITIES
ANDSTOCKHOLDERS'
EQUITY	                    	0	       	0	       	0

See accompanying notes to financial statements & audit report

Mirex, Inc.
(A Development Stage Company)

STATEMENT OF OPERATIONS

                   Jan. 1	  Year	   Year	  Feb 28, 1986
	                  1999, to	Ended	  Ended	 (Inception)
                  	June 30	 Dec 31  Dec 31  to June 30
                 	 1999	    1998	   1997	   1999

INCOME:
Revenue	              	0	     	0	      	0	        	0

EXPENSES:
General, Selling
and	Administrative	$	100	   $	100	  $	100   	$	10,211

TOTAL EXPENSES	    $	100	   $	100	  $	100   	$	10,211

NET PROFIT/LOSS (-)
FROM OPERATIONS	  $-100	    $ -100 	$-100   	$	-10,211

Loss on sale of
stock		               0		        0		    0   		-392,840

Net Income/Loss
(-)	             $	-100	     $-100	 $-100	   $-403,051

Net Profit/Loss
(-)per weighted
share (Note 1)	  $	.0001	   $	.0001	$	.0001 	$	-.3951

Weighted average
Number of common
shares
outstanding		   1,020,000		 1,020,000	1,020,000		1,020,000

See accompanying notes to financial statements & audit report

Mirex, Inc.
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	                              Additional	Accumu-
                Common 	Stock	 paid-in	   lated
                Shares	 Amount	Capital	   Deficit

Balance
December 31
1996		        1,020,000	$	1,020	$401,231	 $-402,751

Net loss year
ended
December 31
1997						       		                            -100

Balance
December 31
1997		       1,020,000	$	1,020	$	401,231	$	-402,851

Net Loss
Year Ended
December 31
1998							                                   	-100

Balance
December 31
1998		       1,020,000	$	1,020	$	401,231	$	-402,951

Net Loss
January 1
1999 to
June 30
1999								                                   -100

Balance
June 30
1999		       1,020,000	$	1,020	$	401,231	$	-403,051

See accompanying notes to financial statements & audit report

Mirex, Inc.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

                       Jan 1    Year	  Year	  Feb 28
                      	1999 to 	Ended	 Ended	 1986
                      	June 30 	Dec 31 Dec 31 Inception
                      	1999	    1998	  1997	  to June
                                              30 1999
Cash Flows from
Operating Activities

Net Loss	              $	-100	  $	-100	$	-100	$	-403,051
Adjustment to
Reconcile net loss

Common Stock
Issued for Stock in
Mutual Oil of
America, Inc.		             0		      0		    0  	+402,251

Changes in assets and
Liabilities	Increase
In Current Liabilities

Officers Advances		      +100		   +100		+100		      +800

Net cash used in
Operating activities	      	0       	0	   	0          	0

Cash Flows from
Investing Activities		      0		      0		   0         		0

Cash Flows from
Financing Activities		      0		      0		   0         		0

Net Increase (decrease)	   	0	      	0	   	0         	+0

Cash
Beginning of period		       0		      0		   0	         	0

Cash, End of Period	       	0	      	0	   	0	         	0

See accompanying notes to financial statements & audit report

Mirex, Inc.
(A Development Stage Company)


NOTES TO FINANCIAL STATEMENTS

June 30, 1999, December 31, 1998, and December 31,
1997


NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized February 28, 1986, under the laws of the State of Nevada as Mirex, Inc. The
Company currently has no operations and in accordance with SFAS #7, is considered a development company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company records income and expenses on the accrual method.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and equivalents

The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of June 30, 1999.

Mirex, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 1999, December 31, 1998, and December 31,
1997

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109)
"Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Organization Costs

Costs incurred to organize the Company were amortized on a straight-line basis over a sixty-month period.

Loss Per Share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128
(SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of June 30, 1999, the Company had no dilative common stock equivalents such as stock options.

Year End

The Company has selected December 31st as its fiscal year-end.

Mirex, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 1999, December 31, 1998, and December 31,
1997

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Year 2000 Disclosure

Computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruption of normal business activities.

The company's potential software suppliers have verified that they will provide only certified "Year
2000" compatible software for all of the company's computing requirements. Because the company's products and services are sold to the general public with no major customers, the company believes that the "Year 2000" issue will not pose significant operational problems and will not materially affect future financial results.

NOTE 3 - INCOME TAXES

There is no provision for income taxes for the period ended December 31, 1998, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of December 31, 1998, is as follows:

Net operation loss carry forward	         $ 	10,211
Valuation allowance	                      $ 	10,211
Net deferred tax asset	                   $	      0

The federal net operating loss carry forward will expire from 2006 to 2018.

Mirex, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 1999, December 31, 1998, and December 31,
1997

NOTE 4 - STOCKHOLDERS' EQUITY

Common Stock

The authorized common stock of the corporation consists of 50,000,000 shares with a par value $.001 per share.

Preferred Stock

The Corporation has no preferred stock.

On March 7, 1986, the Company issued 1,700 shares of its no par value common stock for consideration of 168,417 shares of Mutual Oil Of America, Inc. valued at $402,251.00.

On October 17, 1996, the State of Nevada approved the
Company's restated Articles of Incorporation, which increased its capitalization from 2,500 Common Shares to 50,000,000 Common Shares. The No Par Value of the common shares was changed to $0.001.

On October 17, 1996, the company forward split it's common stock 600:1, thus increasing the number of outstanding common shares from 1,700 shares to 1,020,000 shares.

NOTE 5 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and or directors have committed to advancing the operating costs of the Company interest free.

Mirex, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

June 30, 1999, December 31, 1998, and December 31,
1997

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The
Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional share of common stock.

To Whom It May Concern:	July 16, 1999

The firm of Barry L. Friedman, P.C., Certified Public
Accountant consents to the inclusion of their report of July 16, 1999, on the Financial Statements of
Mirex, Inc., as of June 30, 1999, in any filings that are necessary now or in the near future with the U.S.
Securities and Exchange Commission.

Very truly yours,


___________________________
Barry L. Friedman
Certified Public Accountant

SIGNATURES

In accordance with the requirements of the Securities
Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on September _______, 1999.

MIREX, INC.


By: /s/    Lewis M. Eslick
Lewis M. Eslick, President

Special Power of Attorney

The undersigned constitute and appoint Lewis M.
Eslick their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2
Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange
Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities
Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

Signature                  Title           Date

/s/ Lewis M. Eslick  President (Principal September __
Lewis M. Eslick      Executive Officer)   1999
                     and Director

/s/ Leslie Eslick    Secretary and        September __
Leslie Eslick        Director             1999

/s/ Patsy Harding    Treasurer (Principal September __
Patsy Harding        Financial and        1999
                     Accounting Officer)

EXHIBIT B-1

MIREX, INC.

KNOW ALL MEN BY THESE PRESENTS:
That we, the undersigned, have voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada relating to general corporations, and we do hereby certify:

ARTICLE I

That the name of this corporation is:
MIREX, INC.

ARTICLE II

That the principal office of this corporation is to be located in the City of Reno, County of Washoe, State of Nevada, at 350 South Center Street, Suite
350, and the mailing address shall be 350 South
Center Street, Suite 350, Reno, NV 89501; but the corporation may maintain an office in such towns, cities, and places within and without the State of Nevada as the Board of Directors may from time to time determine, or as may be designated by the Bylaws of the said corporation. The resident agent of the corporation will be RODNEY E. SUMPTER1 whose address is 350 South Center Street, Suite 350, Reno, Nevada
89501.

ARTICLE III

That the nature of business, proposed to be transacted, promoted or corporation are mining and exploration or objects, or purposes, carried on by this and production of national resources and any other lawful business.

ARTICLE IV

That the total amount of authorized capital stock of this corporation is Two Thousand Five Hundred (2,500) shares said stock to be of no par value. Such stock may be issued from time to time without action by the stockholders, for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, shall be deemed fully paid stock, and the holder of such shares shall not be liable for any further payment thereon.

ARTICLE V

That the members of the governing board of this corporation shall be styled directors; if there are fewer than three (3) stockholders, the number of directors may be less than three but not less than the number of stockholders, the names and addresses of the first Board of Directors are:

NAMES 			               ADDRESSES
LEWIS MELFORD ESLICK 	  6425 Meadow country Drive
                      		Reno, Nevada 89509

LESLIE BETH ESLICK	     6425 Meadow Country Drive
                      		Reno, Nevada 89509

ARTICLE VI

The capital stock of this corporation shall not be subject to assessment to pay debts of the corporation, and no paid-up stock and no stock issued as fully paid shall ever be assessable or assessed.
The Articles of Incorporation shall not be amended in this particular.

ARTICLE VII

The names and post office addresses of the incorporators of this corporation are:

NAMES	                  ADDRESSES
LEWIS MELFORD ESLICK	   6425 Meadow Country Drive
                      		Reno, Nevada 89509

LESLIE ESLICK	          6425 Meadow Country Drive
                      		Reno, Nevada 89509

ARTICLE VIII

The period of existence of this corporation shall be perpetual, subject only to termination by action of its stockholders or by the effect of law.

ARTICLE IX

No shareholder may sell, assign, or otherwise transfer his shares and certificate or certificates of stock, or any part thereof, except to a spouse or direct family member, or by gift to other shareholders or their spouses, unless it is first offered to the corporation or the other shareholders upon the following terms and conditions:

a. For a period of thirty-one (31) days after notice, the corporation shall have the option to purchase all or any part of the shares to be sold, assigned or otherwise transferred, at the price and upon the terms offered by the selling stockholder.

b. To the extent the corporation does not exercise its option as herein provided, the other shareholders shall have an option for an additional period of thirty-one (31) days to purchase all or any part of the shares to be sold, assigned or otherwise transferred at the offering price thereof, each shareholder in the same proportion that the number of owns bears to the total number of shares of stock of the same class then issued and outstanding, excluding the shares offered to be sold.

c. If neither the corporation nor shareholders shall exercise their option to purchase the stock available under the terms of this Article, those shares may be sold by the holder thereof to anyone at the price not less than that upon which they were offered to the corporation or other shareholders. If any of the said shares are offered for sale to others for a price lower than offered to the corporation or other shareholders, the corporation and other shareholders shall again have the options to purchase all or any part thereof at the lower offering price before said shares, or any part thereof, may be sold to the public at said lower offering price.

ARTICLE X

The directors shall have the power to make and alter the Bylaws of the corporation. Bylaws made by the Board of Directors under the powers so conferred may be altered, amended or repealed by the Board of Directors or by the stockholders at any meeting called and held for that purpose.

ARTICLE XI

All transactions and acts by the Board of Directors shall be accomplished by a majority of the Board of Directors in the management of the business and affairs of the corporation, and the Board of Directors shall have the power to authorize the seal of the corporation to be affixed to all papers which may require it.


IN WITNESS WHEREOF, we have hereunto set our hands and executed these presents on the days set forth adjacent to our respective signatures.

February 28, 1986	          s/ Lewis Melford Eslick

2/28/1986	                  s/ Leslie Beth Eslick

STATE OF NEVADA  )
                  ss.
COUNTY OF WASHOE ).

On this 28 day of February, 1986, personally appeared before me, a Notary Public in and for the County of Washoe, State of Nevada, LEWIS MELFORD ESLICK and
LESLIE BETH ESLICK, known to me to be the persons described in and who executed the foregoing instrument, who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

                        S/ Rodney Sumpter
                   		   Notary Public

EXHIBIT B-2

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
MIREX, INC.
(Nevada Corporation Number C-1418-1986)
(THE CORPORATION)

We the undersigned, Lewis M. Eslick (President) and
Leslie B. Eslick (Secretary) of the Corporation do hereby certify: That the board of Directors of the Corporation at a meeting duly convened and held on the 7th day of September, 1996, adopted a resolution to amend the original articles as follows:

ARTICLE IV IS HEREBY AMENDED TO READ AS FOLLOWS:

Fourth:	Capital Stock

Classes and Number of Shares. The total number of shares of all classes of stock, which the corporation shall have authority to issue is Fifty Million
(50,000,000), consisting of Fifty Million
(50,000,000) shares of Common Stock, par value of $0.001 per share (The "Common Stock")
Powers and Rights of Common Stock

Preemptive Right. No shareholders of the Corporation holding common stock shall have any preemptive or other right to subscribe for any additional un-issued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation;

Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his/her name;

Dividends and Distributions

Cash Dividends. Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets of funds of the Corporation legally available therefor;

Other Dividends and Distributions. The Board of
Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock;

Other Rights. Except as otherwise required by the Nevada Revised Statutes and as may otherwise be provided in these Restated Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation;

Preferred Stock The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board of Directors in it's sole discretion, authority to do so being hereby expressly vested in such board.

Issuance of the Common Stock. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock herein authorized in accordance with the terms and conditions set forth in these Restated
Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in it's discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.
The Board of Directors, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock
(collectively "securities.") The securities must be issued for such consideration, including cash, property, or services, as the Board or Directors may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value if the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less that the par value of the shares so issued. The
Board of Directors may issue shares of the Common
Stock in the form of a distribution or distributions pursuant to a stock divided or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

ARTICLE V IS HEREBY AMENDED TO READ AS FOLLOWS:

Fifth: Governing Board of Directors

The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 4 or Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of the exact number of directors of the Corporation shall be determined from time to time by a bylaw or amendment thereto, providing that the number of directors shall not be reduced to less than three (3). The directors holding office at the time of the filing of these Restated Articles of Incorporation shall continue as directors until the next annual meeting and/or until their successors are duly chosen.

ARTICLE IX IS HEREBY AMENDED TO READ AS FOLLOWS:

Ninth: Shareholders' Right To Sell and/or Transfer
Stock

Any shareholders' may sell, assign, or otherwise transfer their shares and certificate or certificates of stock, or any part thereof.

The aforesaid changes and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


s/ Lewis M. Eslick      s/ Leslie B. Eslick, Secretary

STATE OF NEVADA	 }
			              }SS
COUNTY OF WASHOE	}

The undersigned Notary Public certified, deposes and states Lewis M. Eslick and Leslie B. Eslick, personally appeared before me and executed the foregoing on behalf of the Corporation as it's
President and Secretary respectively, this 7th day of October 1996.


By: _______________________________
   	Notary Public in and for said
 	  Washoe County, State of Nevada


EXHIBIT C

Bylaws of Mirex, Inc.
Nevada Registration Number C1418-1986
(the "Corporation")

Article I

Office

The Board of Directors shall designate and the Corporation shall maintain a principal office. The location of the principal office may be changed by the Board of Directors. The Corporation also may have offices in such other places as the Board may from time to time designate. The location of the initial principal office of the Corporation shall be designated by resolution.

Article II

Shareholders Meetings

Annual Meetings

1. The annual meeting of the shareholders of the Corporation shall be held at such place within or without the State of Nevada as shall be set forth in compliance with these Bylaws. The meeting shall be held on the first Monday of April of each year. If such day is a legal holiday, the meeting shall be on the next business day. This meeting shall be for the election of Directors and for the transaction of such other business as may properly come before it.

2.	Special Meetings

Special meetings of shareholders, other than those regulated by statute, may be called by the President upon written request of the holders of 50% or more of the outstanding shares entitled to vote at such special meeting. Written notice of such meeting stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given.

3. 	Notice of Shareholders Meeting

The Secretary shall give written notice stating the place, day, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, which shall be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting.

If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the books of the Corporation, with postage thereon prepaid.
Attendance at the meeting shall constitute a waiver of notice thereof.

4. 	Place of Meeting

The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation.

5.	Record Date

The Board of Directors may fix a date not less than ten nor more than fifty days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at such meetings of the shareholders. The transfer books may be closed by the Board of Directors for a stated period not to exceed fifty days for the purpose of determining shareholders entitled to receive payment of and dividend, or in order to make a determination of shareholders for any other purpose.

6.	Quorum

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted, which might have been transacted at the meeting as originally noticed.

7.	Voting

A holder of an outstanding shares, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in the currently filed Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders. Except as herein or in the currently filed Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

8.	Proxies

At all meeting of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.
No proxy shall be valid after six months from the date of it's execution.

9.	Informal Action by Shareholders

Any action required to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

Article III

Board Of Directors

1.	General Powers

The business and affairs of the Corporation shall be managed by it's Board of Directors. The Board if Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they appropriate under the circumstances. The Board shall have authority to authorize changes in the Corporation's capital structure.

2.	Number, Tenure and Qualification

The number of Directors of the Corporation shall be a number between one and five, as the Directors may by resolution determine from time to time. Each of the Directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

3.	Regular Meetings

A regular meeting of the Board of Directors shall be held without other notice than by this Bylaw, immediately after and, at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than this resolution.

4.	Special Meetings

Special meetings of the Board of Directors may be called by order of the Chairman of the Board or the President. The Secretary shall give notice of the time, place and purpose or purposes of each special meeting by mailing the same at least two days before the meeting or by telephone, telegraphing or telecopying the same at least one day before the meeting to each Director. Meeting of the Board of Directors may be held by telephone conference call.

5.	Quorum

A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every Director shall be present, even though without any formal notice any business may be transacted.

6.	Manner of Acting

At all meetings of the Board of Directors, each Director shall have one vote. The act of a majority of Directors present at a meeting shall be the act of the full Board of Directors, provided that a quorum is present.

7.	Vacancies

A vacancy in the Board of Directors shall be deemed to exist in the case of death, resignation, or removal of any Director, or if the authorized number of Directors is increased, or if the shareholders fail, at any meeting of the shareholders, at which any Director is to be elected, to elect the full authorized number of Directors to be elected at that meeting.

8.	Removals

Directors may be removed, at any time, by a vote of the shareholders holding a majority of the shares outstanding and entitled to vote. Such vacancy shall be filled by the Directors entitled to vote. Such vacancy shall be filled by the Directors then in office, though less than a quorum, to hold office until the next annual meeting or until his successor is duly elected and qualified, except that any directorship to be filled by election by the shareholders at the meeting at which the Director is removed. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

9.	Resignation

A director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. A resignation shall become effective upon it's acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten days from the date of it's delivery, the resignation shall be deemed accepted.

10.	Presumption of Assent

A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action(s) taken unless his dissent shall be placed in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

11.	Compensation

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

12.	Emergency Power

When, due to a national disaster or death, a majority of the Directors are incapacitated or otherwise unable to attend the meetings and function as Directors, the remaining members of the Board of Directors shall have all the powers necessary to function as a complete Board, and for the purpose of doing business and filling vacancies shall constitute a quorum, until such time as all Directors can attend or vacancies can be filled pursuant to these Bylaws.

13.	Chairman

The Board of Directors may elect from it's own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors. The Chairman may by appointment fill any vacancies on the Board of Directors.

Article IV
Officers

1.	Number

The officers of the Corporation shall be a President, one or more Vice Presidents, and a Secretary
Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other
Officers and assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors. In it's discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person. Officers may or may not be Directors or shareholders of the Corporation.

2.	Election and Term of Office

The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.	Resignations

Any Officer may resign at any time by delivering a written resignation either to the President or to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

4.	Removal

Any Officer or agent may be removed by the Board of Directors whenever in it's judgment the best interests Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Election or appointment of an Officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the Officer in question if he is also a Director.

5.	Vacancies

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or is a new office shall be created, may be filled by the Board of Directors for the un-expired portion of the term.

6.	President

The president shall be the chief executive and administrative Officer of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the Corporation and over it's several Officers, agents, or employees other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

7.  Vice President

The Vice President shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the President. In the absence or disability of the President, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts any other obligations pertaining to the regular course of his duties.

8.	Secretary

The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors and, to the extent ordered by the Board of Directors or the President, the minutes of meeting of all committees. He shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents and papers of the Corporation not pertaining to the performance of the duties vested in other Officers, which shall at all reasonable times be open to the examination of any Directors. He may sign or execute contracts with the President or a Vice President thereunto authorized in the name of the Corporation and affix the seal of the Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

9.	Treasurer

The Treasurer shall have general custody of the collection and disbursement of funds of the Corporation. He shall endorse on behalf of the Corporation for collection check, notes and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate.
He may sign, with the President or such other persons as may be designated for the purpose of the Board of Directors, all bills of exchange or promissory notes of the Corporation. He shall enter or cause to be entered regularly in the books of the Corporation full and accurate account of all monies received and paid by him on account of the Corporation; shall at all reasonable times exhibit his books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

10.	Other Officers

Other Officers shall perform such duties and shall have such powers as may be assigned to them by the Board of Directors.

11.	Salaries

Salaries or other compensation of the Officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate Officers or agents.
No Officer shall be prevented from receiving any such salary or compensation by reason of the fact the he is also a Director of the Corporation

12.	Surety Bonds

In case the Board of Directors shall so require, any Officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the Corporation, which may come into his hands.

Article V
Contracts, Loans, Checks and Deposits

1.	Contracts

The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

2.	Loans

No loan or advance shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of it's obligation under any loan or advance shall be issued in it's name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

3.	Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by an Officer or agent of the Corporation authorized to do so by the Board of Directors.

4.	Checks and Drafts

All notes, drafts, acceptances, checks, endorsements and evidence of indebtedness of the Corporation shall be signed by such Officer or Officers or such agent or agents of the Corporation and in such manner as the Board of Directors from timer to time may determine. Endorsements for deposits to the credit of the Corporation in any of it's duly authorized depositories shall be made in such manner as the Board of Directors may from time to time determine.

5.	Bonds and Debentures

Every bond or debenture issued by the Corporation shall be in the form of an appropriate legal writing, which shall be signed by the President or Vice
President and by the Treasurer or by the Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized Officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation's
Officers named thereon may be facsimile. In case any Officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an Officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless by adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such Officer.

Article VI
Capital Stock

1.	Certificate of Share

The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the President. The signatures of such Officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of it's employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

2.	Transfer of Shares

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

3.	Transfer Agent and Registrar

The Board of Directors of the Corporation shall have the power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

4.	Lost or Destroyed Certificates

The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate or his legal representative to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation as transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

5.	Registered Shareholders

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or on behalf of this Corporation to any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

Article VII
Indemnification

No Officer or Director shall be personally liable for any obligations of the Corporation or for any duties or obligations arising out of any acts or conduct of said Officer or Director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a Director or Officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a Director or Officer of the Corporation, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him as such Director or Officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, it's Directors, Officers, employees and agents shall be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

Article VIII
Notice

Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of the Articles of Incorporation, or under the provisions of the Nevada Statutes, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the holding of that meeting.

Article IX
Amendments

These Bylaws may be altered, amended, repealed, or new Bylaws adopted by a majority of the entire Board of Directors at any regular or special meeting. Any
Bylaw adopted by the Board may be repealed or changed by the action of the shareholders.

Article X
Fiscal Year

The fiscal year of the Corporation shall be fixed and may be varied by resolution of the Board of Directors.

Article XI
Dividends

The Board of Directors may at any regular or special meeting, as they deem advisable, declare dividends payable out of the surplus of the Corporation.

Article XII
Corporate Seal

The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of incorporation per sample affixed hereto.


Friday, March 7, 1986
Mirex, Inc.


By:______________________________
	Lewis M. Eslick, President